EXHIBIT 10.2

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE (“Agreement”), effective as of June 22, 2006 (the “Effective Date”), is entered into by and among (i) Insignia Systems, Inc. (“Insignia”), on the one hand; and (ii) Paul A. Richards, Inc., (“Richards, Inc.”); and (iii) Paul Richards (“Richards”), on the other hand. Insignia, Richards, Inc., and Richards are referred to sometimes herein collectively as “Settling Parties” or “parties,” and each individually as a “Settling Party” or “party.” Richards, Inc. and Richards are sometimes referred to as “the Richards Parties.”

BACKGROUND

A.           In 2002, Richards, Inc. sold to Insignia a business known as “ValuStix,” consisting of multiple-coupon “on-package” folder booklets to affix to in-store products (the “ValuStix Transaction”).

B.           Insignia sued the Richards Parties in the United States District Court for the District of Minnesota in an action captioned Insignia Systems, Inc. v. Paul A. Richards, Inc. et al., Civil No. 05-2136 (the “Action”), claiming in part that the Richards Parties made negligent representations and engaged in fraudulent conduct in connection with the sale of ValuStix to Insignia. The Richards Parties counterclaimed against Insignia, claiming, among other things, breach of an agreement between Richards and Insignia dated on or about December 23, 2002 (the “Employment Agreement”). Each of Insignia and the Richards Parties has denied the substantive allegations against it, and denies all liability as alleged in the Action.

C.           Insignia has also explored, and has rights to, a business, sometimes called “RxStix.” Similar to ValuStix, the RxStix product concept was developed by Richards while he was an employee of Insignia, and involves affixing to pharmacy bags or packaged-good consumer products pressure-sensitive materials containing healthcare information and/or related promotional offers. All of the assets, both tangible and intangible, heretofore owned or used by Insignia for creating, developing, marketing and selling such health-care-related pressure-sensitive materials are listed on Exhibit A and referred to in this Agreement as “RxStix Assets.”

D.           Insignia and the Richards Parties desire to settle all claims and disputes between them as set forth in this Agreement, including without limitation: (i) the Action, including all its claims and counterclaims, and (ii) all claims Insignia and the Richards Parties may have against each other arising out of all business relationships between them before the date of this Agreement, as well as any claims that Insignia has or may have against the Richards Parties in connection with RxStix Assets. As part of this Agreement, Richards, Inc. intends to purchase RxStix Assets, as defined herein, from Insignia.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

PURCHASE AND SALE OF BUSINESS ASSETS

Section 1.1      Purchase and Sale of RxStix. Insignia hereby sells to Richards, Inc., and Richards, Inc. hereby buys from Insignia, all RxStix Assets, as of the Effective Date. Richards, Inc. will not assume any obligations, commitments or liabilities of Insignia in connection with any RxStix Assets.

Section 1.2      Price. Richards, Inc. agrees to pay to Insignia $100,000 on the Effective Date in consideration for the RxStix Assets.

Section 1.3      Representations and Warranties of Insignia. Insignia hereby represents and warrants to Richards, Inc. that (a) Insignia hereby conveys to Richards, Inc. good and valid title to the RxStix Assets, free of any mortgages, security interests, pledges, liens easements, encumbrances, or claims of any kind whatsoever; and except for the RxStix Assets, Insignia is not aware of any other assets owned or used by it and which are intended to be used primarily for RxStix; (b) Insignia is not in default under any material contract, agreement, lease, or other instrument relating to RxStix. In all other respects, the RxStix Assets are hereby conveyed to Richards, Inc. “AS-IS.”

Section 1.4      Non Compete. Insignia hereby agrees that, beginning on the Effective Date, it will not intentionally interfere with any communications or business relationships relating solely to the RxStix business that Richards, Inc. may hereafter establish with customers or manufacturers with which Insignia has a business relationship. Insignia also hereby agrees that it will not, for a period of six (6) years after the Effective Date, enter into or complete in the business involving the affixing to pharmacy bags or packaged consumer products pressure-sensitive materials containing healthcare information and/or related promotional offers.

Section 1.5      Further Assurances. Insignia and Richards, Inc. will cooperate with each other from and after the Effective Date to take such steps as either party reasonably requests to effect the transfer of the RxStix Assets and to further the intent of the provision in this Article I.

Section 1.6       Termination of Contracts. With the exception of this Agreement, all contracts between Insignia and the Richards Parties, or either of them, including without limitation the Employment Agreement, are hereby terminated as of the Effective Date.

ARTICLE II

MUTUAL RELEASES

Section 2.1       Release by Insignia. Insignia hereby releases and discharges the Richards Parties from all actions, causes of action, claims, costs, damages, debts, demands, expenses, fees (including, without limitation, attorneys’ fees and expenses), liabilities, obligations, and suits, of every kind, from the beginning of time to the end of time, whether known or unknown, suspected or unsuspected, arising out of or relating to agreements, business relationships, contracts, employment, statutory violations, torts, or any actions or inactions of any kind prior to the date hereof (collectively, “Claims”). “Claims” also includes all claims that Insignia has or may have relating to the RxStix Assets.

Section 2.2      Release by Richards Parties. The Richards Parties hereby release and discharge Insignia from all Claims; provided, however, that the Richards Parties do not release or discharge Insignia from any claims arising from the purchase of the RxStix Assets by Richards, Inc. as described in Article I of this Agreement.

ARTICLE III

UNDERTAKINGS

Section 3.1      Dismissal of Action. The Settling Parties agree to dismiss forthwith the Action, including all claims and counterclaims, with prejudice and without costs to any party, and to execute, file, and deliver all documents necessary to effect such dismissal.

Section 3.2      Further Acts. Each Settling Party agrees it shall promptly, upon request, perform all further actions that may be necessary to fully effectuate the terms of this Agreement, including but not limited to execution and tender of any further documents required to carry out its terms.

ARTICLE IV

OTHER TERMS

Section 4.1      No Admission. This Agreement includes a full, final, and complete compromise, settlement, and release of all claims described herein. It is not an admission of fault, wrongdoing, or liability by any Settling Party.

Section 4.2      Finality. It is the intention of each Settling Party, with and upon the advice of counsel, to fully, finally, and forever settle and release all claims and disputes described herein, notwithstanding the possibility of discovering later any additional claims or facts relating thereto. Each Settling Party hereby waives any right to assert hereafter that any matter or claim released by this Agreement has been released through ignorance, oversight, or error.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1      Insignia’s Representations and Warranties. Insignia warrants that each individual executing this Agreement on behalf of Insignia has the capacity and has been duly authorized to execute on behalf of Insignia. Insignia represents to the Richards Parties as follows:

(a)       Insignia is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation.

(b)       It has the power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder.

(c)       It has taken all action necessary, corporate or otherwise, to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.

(d)       This Agreement is being duly executed and delivered by Insignia and constitutes the legal, valid, and binding obligation of Insignia enforceable against Insignia in accordance with its terms.

(e)       Insignia’s execution and performance of this Agreement do not violate any other agreement, contract, or understanding to which Insignia is a party.

(f)        There are no corporate, third party, regulatory, or other consents, authorizations, or approvals that have not been obtained that are necessary for Insignia to execute and deliver this Agreement or to perform its obligations hereunder.

(g)       Insignia has entered into this Agreement based solely upon its own investigation and, other than as expressly set forth in this Agreement, not in reliance on any representations or warranties of any other person, including any other Settling Party.

(h)       Insignia is assuming the risk that the facts or the law may be different from what Insignia understands them to be.

Section 5.2        Richards Parties’ Representations and Warranties. Richards warrants that each individual executing this Agreement on behalf of Richards has the capacity and has been duly authorized to execute on behalf of Richards. Each of the Richards Parties represents to Insignia as follows:

(a)       Richards, Inc. is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation.

(b)       Each of the Richards Parties has the power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder.

(c)       Richards, Inc. has taken all action necessary, corporate or otherwise, to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.

(d)       This Agreement is being duly executed and delivered by each of the Richards Parties and constitutes the legal, valid, and binding obligation of such party enforceable against such party in accordance with its terms.

(e)       The Richards Parties’ execution and performance of this Agreement do not violate any other agreement, contract, or understanding to which either of them is a party.

(f)        There are no corporate, third party, regulatory, or other consents, authorizations, or approvals that have not been obtained that are necessary for the Richards Parties to execute and deliver this Agreement or to perform their obligations hereunder.

(g)       Each of the Richards Parties has entered into this Agreement based solely upon his or its own investigation and, other than as expressly set forth in this Agreement, not in reliance on any representations or warranties of any other person, including any other Settling Party.

(h)       The Richards Parties are assuming the risk that the facts or the law may be different from what they understand them to be.

ARTICLE VI

MISCELLANEOUS

Section 6.1       Entire Agreement. This Agreement contains the entire agreement of the Settling Parties with respect to the subject matter hereof. It is intended to be final and binding upon the Settling Parties. There are no agreements or understandings between Insignia, on the one hand, and the Richards Parties, or any of them, on the other hand, relating to the matters referred to in this Agreement other than as set forth herein.

Section 6.2       Successors. This Agreement shall be binding upon and inure to the benefit of the Settling Parties and their respective affiliates, agents, assigns, business units, directors, divisions, employees, executors, heirs, officers, owners, parent companies, partners, predecessors, representatives, servants, shareholders, subsidiaries, and successors.

Section 6.3       Construction. The terms of this Agreement are contractual and are the result of negotiation. Each party has cooperated in drafting and preparing this Agreement; accordingly, this Agreement shall not be construed against any party.

Section 6.4       Governing Law. This Agreement shall be interpreted and enforced in accord with the internal laws of the State of Minnesota, without regard to its principles of conflicts of laws.

Section 6.5       Modification. This Agreement may not be amended, canceled, revoked, or otherwise modified except by written agreement signed by the parties.

Section 6.6     Attorneys’ Fees. The Settling Parties agree to pay reasonable attorneys’ fees incurred by the prevailing party in connection with any legal action to enforce.

Section 6.7    Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one instrument. Signed copies of this Agreement may be delivered by facsimile or other electronic transmission.

[Signature page follows immediately]

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

INSIGNIA SYSTEMS, INC.
By:	/s/ Scott Drill

Name:	Scott Drill

Title:	CEO

Date:	6/22/06

PAUL A. RICHARDS, INC.
By:	/s/ Paul A. Richards

Name:	Paul A. Richards

Title:	President

Date:	June 23, 2006

PAUL A. RICHARDS
/s/ Paul A. Richards

Date:	June 23, 2006

EXHIBIT A

ASSETS

1.

Right to develop and market pressure sensitive material containing health care information and/or related promotional offers , and to affix those materials to pharmacy bags and packaged consumer products (the “Business”).

2.	All trademarks, trade dress, logos and related artwork owned or used by Insignia, which relates solely and directly to the Business (but not any of the foregoing that relates solely to ValuStix®).
3.	All trade secrets and other confidential and/or proprietary information relating solely to the Business, including plans, designs, specifications, drawings and similar or related data of every kind.
4.

All other tangible personal property of every kind and nature whatsoever used or useable in connection with the Business wherever located which is owned by and in the possession of Insignia to the extent listed below:

a.	copies of the specific promotions and sales presentations of the Business; and
b.	hard and electronic copies of the pressure sensitive material containing health care information and/or related promotional offers that were used in the Business.
5.	Rights to the following telephone numbers: (914) 722-6400; (914) 722-6401; (914) 722 6402.